As filed with the Securities and Exchange Commission on February 13, 2013

Registration No. 333-122363

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROCERA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

33-0974674

(I.R.S. Employer Identification No.)

4121 Clipper Court

Fremont, California 94538

(510) 230-2777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James F. Brear

Chief Executive Officer

Procera Networks, Inc.

4121 Clipper Court

Fremont, California 94538

(510) 230-2777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

(650) 320-1804

Approximate date of commencement of proposed sale to the public:

Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF COMMON STOCK

Procera Networks, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Amendment No. 1”) to its Registration Statement on Form S-3 (File No. 333-122363) filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2005, as amended by Form SB-2/A Amendment No. 1 (File No. 333-122363) filed with the Commission on April 27, 2005 and Form SB-2/A Amendment No. 2 (File No. 333-122363) filed with the Commission on June 21, 2005 (as amended, the “Prior Registration Statement”) to deregister the shares of the Registrant’s common stock, par value $0.001 per share (the “Shares”), registered with the Commission on the Prior Registration Statement that remain unsold as of the date of this Amendment No. 1. The Registrant hereby deregisters all of the Shares registered on the Prior Registration Statement that have not been sold thereunder as of the date hereof, and terminates the effectiveness of the Prior Registration Statement as the Registrant is not under an obligation to further continue to maintain its effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 13, 2013.

PROCERA NETWORKS, INC.

By:	/s/ James F. Brear
James F. Brear Chief Executive Officer